EXHIBIT 99
                                 EXHIBIT INDEX


      The following exhibits are filed as a part of this Form 10-QSB.

   Exhibit No.                   Description



   10.1 First Amendment to Swine Production Services Agreement, dated as of July 26, 1996, between Farmland Industries, Inc. and the Registrant

   10.2 Camborough-22 Closed Herd Multiplier Agreement, dated March 1, 1996, between Pig Improvement Company, Inc. and the Registrant

   10.3        Option Contract, dated November 20, 1996, between Bill L.
               Bailey and Norma Jean Bailey, and the Registrant

   10.4 The Registrant's Promissory Note, dated November 27, 1996, to Farmland Industries, Inc.

   10.5 Illinois Mortgage, dated as of November 27, 1996, from the Registrant to Farmland Industries, Inc.

   10.6 Correction Deed of Trust, dated October 23, 1996, between the Public Trustee of the County of Yuma, State of Colorado and the Registrant

   10.7 Master Construction Agreement, dated November 22, 1996 (Illinois #2 sow unit), between the Registrant and Central Confinement Service, Ltd.

   10.8 Master Construction Agreement, dated November 22, 1996 (Illinois #2 nursery), between the Registrant and Central Confinement Service, Ltd.

   10.9 Master Construction Agreement, dated November 22, 1996 (Illinois #2 isolation building), between the Registrant and Central Confinement Service, Ltd.

   10.10 Illinois Mortgage, dated February 23, 1996, from the Registrant to CoBank, ACB

   27          Financial Data Schedule